UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 1, 2009 (June 30, 2009)
Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-04365 (Commission File Number)	58-0831862 (IRS Employer Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA (Address of principal executive offices)	30308 (Zip Code)
Registrant’s telephone number, including area code (404) 659-2424
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Overview
On June 30, 2009 (the “Closing Date”), Oxford Industries, Inc. (the “Company”) issued $150.0 million in aggregate principal amount of 11.375% Senior Secured Notes due 2015 (the “Notes”), which mature on July 15, 2015, pursuant to an indenture, dated as of June 30, 2009 (the “Indenture”), among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).
The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes were sold to qualified institutional buyers pursuant to Rule 144A of the Securities Act.
Indenture and Notes
The following is a brief description of the material provisions of the Indenture and the Notes. The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the Indenture herein and Form of 11.375% Senior Secured Note due 2015, filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, which are incorporated herein by reference.
•	Interest. Interest on the Notes is payable semiannually on January 15 and July 15 of each year, commencing on January 15, 2010.

•	Guarantees. The Notes are guaranteed on a senior secured basis by all of the Company’s domestic subsidiaries that guarantee debt under the Company’s domestic revolving credit facility (as defined below) and will be guaranteed by certain future additional domestic subsidiaries (the “Guarantors” and such guarantees, the “Guarantees”).

•	Collateral. The Notes and the Guarantees are secured on a first-priority basis, subject to permitted liens, by a lien on the U.S. registered trademarks and certain related rights owned by the Company and the Guarantors and will be secured on a first-priority basis, subject to permitted liens, by a lien on certain owned real property acquired by the Company and the Guarantors following the issue date of the Notes. The Notes and the Guarantees are secured on a second-priority basis, subject to permitted liens, by a lien on the assets of the Company and the Guarantors that secure the Company’s domestic revolving credit facility on a first-priority basis including, subject to certain limitations, present and future receivables, inventory, general intangibles, equipment, investment property, stock of subsidiaries and certain other assets and proceeds relating thereto. The property and assets securing the Notes and the Guarantees are referred to herein as the “Collateral.”

•	Ranking. The Notes and the Guarantees will be the Company’s and the Guarantors’ senior secured obligations and will rank:
•	pari passu with any senior indebtedness of the Company and the Guarantors (except to the extent of the value of the Collateral);

•	senior to any indebtedness of the Company and the Guarantors that is expressly subordinated to the Notes and the Guarantees;

•	effectively senior to any unsecured indebtedness or indebtedness with a junior lien to the lien securing the Notes and the Guarantees to the extent of the value of the Collateral;

•	effectively junior to any secured indebtedness which is either secured by assets that are not Collateral or which is secured by a prior lien on the Collateral, in each case, to the extent of the value of the assets securing such indebtedness;

•	effectively junior to the Company’s and the Guarantors’ obligations under the domestic revolving credit facility to the extent the Company’s and the Guarantors’ assets secure such obligations on a first-priority basis; and

•	effectively junior to all obligations of the Company’s subsidiaries that are not Guarantors.
•	Optional Redemption. The Notes will be redeemable at the Company’s option, in whole or in part, at any time on or after July 15, 2012, upon not less than 30 nor more than 60 days’ notice, at a price of (1) 105.688% of the principal amount of the Notes if redeemed before July 15, 2013; (2) 102.844% of the principal amount of the Notes if redeemed on or after July 15, 2013 but before July 15, 2014; and (3) 100.000% of the principal amount of the notes if redeemed on or after July 15, 2014, plus in any case accrued and unpaid interest, if any, to the redemption date. Prior to July 15, 2012:

•	the Company may redeem up to 35% of the original principal amount of the Notes with the net cash proceeds from one or more equity offerings by the Company or the net cash proceeds from specified equity offerings at a redemption price of 111.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; and

•	the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of each Note to be redeemed plus a make-whole premium as determined under the Indenture, plus accrued and unpaid interest, if any, to the redemption date.
•	Change of Control. Upon a Change of Control (as defined in the Indenture), the Company must offer to purchase the Notes at 101% of the principal amount, plus accrued and unpaid interest to the purchase date.

•	Other Covenants. The Indenture contains certain covenants limiting the Company’s ability and the ability of its restricted subsidiaries to (subject to certain exceptions): (i) incur additional debt and guarantees; (ii) pay dividends and repurchase the Company’s stock; (iii) make other restricted payments, including without limitation, investments; (iv) create liens; (v) sell or otherwise dispose of assets, including capital stock of subsidiaries; (vi) enter into sale and leaseback transactions; (vii) enter into agreements that restrict dividends from subsidiaries; (viii) enter into transactions with the Company’s affiliates; (ix) merge or consolidate or sell substantially all of the Company’s assets; and (x) enter into new lines of business.

•	Events of Default. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.
Note Security Agreement
Pursuant to the Security Agreement by and among the Company, the Guarantors and U.S. Bank National Association, as collateral agent, the Trustee and each Additional Pari Passu Agent from time to time party thereto (the “Note Security Agreement”), the Notes and the Guarantees are secured by liens on the Collateral as described above.
This description of the Note Security Agreement is qualified in its entirety by the Note Security Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated herein by reference.
Domestic Revolving Credit Facility Security Agreement
In connection with the issuance of the Notes, pursuant to the terms of the domestic revolving credit facility, the Company granted the lenders under the Second Amended and Restated Credit Agreement dated as of August 15, 2008 among the Company and its subsidiary Tommy Bahama Group, Inc., as the borrowers, certain subsidiaries of the Company as guarantors, the financial institutions party thereto as lenders, the financial institutions party thereto as issuing banks, and SunTrust Bank, as administrative agent (the “domestic revolving credit facility”), a lien on any Collateral that was not previously pledged to the lenders under the domestic revolving credit facility. On June 30, 2009, the Company and the Guarantors entered into a Second Amended and Restated Pledge and Security Agreement with SunTrust Bank, as administrative agent for the domestic revolving credit facility (the “ABL Security Agreement”), to amend the existing pledge and security agreement to grant the additional liens described above.
This description of the ABL Security Agreement is qualified in its entirety by the ABL Security Agreement filed as Exhibit 10.4 to this Current Report on Form 8-K, which is incorporated herein by reference.
Intercreditor Agreement
In connection with the issuance of the Notes, U.S. Bank National Association, as Trustee and as collateral agent under the Indenture, and SunTrust Bank, as agent under the domestic revolving credit facility, entered into an Intercreditor Agreement dated as of June 30, 2009 (the “Intercreditor Agreement”), as acknowledged by the Company and the Guarantors, which sets forth agreements with respect to the status of the first-priority and second-priority liens contemplated in the Indenture, the Note Security Agreement, the domestic revolving credit facility and the ABL Security Agreement.
The Intercreditor Agreement provides, among other things, (1) that liens on the first-priority Collateral securing the domestic revolving credit facility will be senior to the liens in favor of the holders of the Notes on such Collateral, and consequently, the lenders under the domestic revolving credit facility will be entitled to receive the proceeds from the foreclosure of any such Collateral prior to the holders of the Notes, (2) that liens on the first-priority Collateral securing the Notes will be senior to the liens in favor of the administrative agent under the domestic revolving credit facility on such Collateral, and consequently, the holders of the Notes will be entitled to receive proceeds from the foreclosure of any such Collateral prior to the lenders under the domestic revolving credit facility, (3) that during any insolvency proceedings, the administrative agent under the domestic revolving credit facility and the collateral agent for the Notes will coordinate their efforts to give effect to the relative priority of their liens on the Collateral and (4) certain procedures for enforcing liens on the Collateral.
This description of the Intercreditor Agreement is qualified in its entirety by the Intercreditor Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Registration Rights Agreement
In connection with the issuance of the Notes, the Company and the Guarantors entered into a registration rights agreement, dated as of June 30, 2009, with the initial purchasers of the 2015 Notes (the “Registration Rights Agreement”), obligating the Company to use its reasonable best efforts to file with the U.S. Securities and Exchange Commission and cause to become effective a registration statement relating to an offer to exchange the Notes for new notes with terms substantially identical in all material respects with the Notes on or before the 366th day after the Closing Date. If we fail to satisfy our obligations under the Registration Rights Agreement we may be required to pay additional interest on the Notes.
This description of the Registration Rights Agreement is qualified in its entirety by the Registration Rights Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
On June 30, 2009, the Company announced the acceptance for purchase of $144,584,000 of its 8 7/8% Senior Notes due 2011 (the “2011 Notes”) validly tendered in the Company’s tender offer for the 2011 Notes on or prior to the tender offer’s early tender date. The Company used the net cash proceeds from the offering of the Notes along with borrowings under the domestic revolving credit facility to fund the purchase of such 2011 Notes and to pre-fund the redemption of the remaining $22,221,000 in aggregate principal amount of 2011 Notes to satisfy and discharge its obligations under the indenture governing the 2011 Notes.
A copy of the press release announcing, among other things, the acceptance of the tendered 2011 Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Indenture, dated June 30, 2009, among Oxford Industries, Inc., the Guarantors party thereto and U.S. Bank National Association, as trustee

4.2	Form of 11.375% Senior Secured Note due 2015 (included in Exhibit 4.1)

10.1	Intercreditor Agreement, dated June 30, 2009, between U.S. Bank National Association, as trustee and as collateral agent under the Indenture, and SunTrust Bank, as agent under the ABL Credit Agreement, as acknowledged by the Company and the subsidiaries party thereto

10.2	Registration Rights Agreement, dated June 30, 2009, among Oxford Industries, Inc., the guarantors party thereto, Banc of America Securities LLC, SunTrust Robinson Humphrey, Inc., Credit Suisse Securities (USA) LLC, BB&T Capital Markets, a Division of Scott & Stringfellow, LLC, Morgan Keegan & Company, Inc, Barclays Capital Inc. and PNC Capital Markets LLC

Exhibit No.	Description

10.3	Security Agreement, dated June 30, 2009, among Oxford Industries, Inc., the other Grantors party thereto, U.S. Bank National Association, as collateral agent and as trustee, and each Additional Pari Passu Agent from time to time party thereto

10.4	Second Amended and Restated Pledge and Security Agreement, dated June 30, 2009, among Oxford Industries, Inc., the other Grantors party thereto and SunTrust Bank, as administrative agent

99.1	Press Release of Oxford Industries, Inc., dated June 30, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Industries, Inc. (Registrant)
Date: July 1, 2009	By:	/s/ Thomas E. Campbell
Thomas E. Campbell
Senior Vice President-Law, General Counsel and Secretary